                                                     REGISTRATION NO. 333-119957


     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 5, 2005.


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 7

                                       TO
                                   FORM S-11
               FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
                 OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
                             ---------------------
                         MEDICAL PROPERTIES TRUST, INC.
      (Exact name of registrant as specified in its governing instruments)
         1000 URBAN CENTER DRIVE, SUITE 501, BIRMINGHAM, ALABAMA 35242
                                 (205) 969-3755
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              EDWARD K. ALDAG, JR.
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         MEDICAL PROPERTIES TRUST, INC.
         1000 URBAN CENTER DRIVE, SUITE 501, BIRMINGHAM, ALABAMA 35242
                                 (205) 969-3755
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                WITH A COPY TO:

                  THOMAS O. KOLB                                      DANIEL M. LEBEY
                B.G. MINISMAN, JR.                                 EDWARD W. ELMORE, JR.
BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, PC                 HUNTON & WILLIAMS LLP
                    SUITE 1600                                 RIVERFRONT PLAZA, EAST TOWER
               420 20TH STREET NORTH                               951 EAST BYRD STREET
             BIRMINGHAM, ALABAMA 35203                         RICHMOND, VIRGINIA 23219-4074
                  (205) 328-0480                                      (804) 788-8200

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
              TITLE OF SECURITIES                  PROPOSED MAXIMUM AGGREGATE
               BEING REGISTERED                        OFFERING PRICE(1)            AMOUNT OF REGISTRATION FEE(2)
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value..................           $166,522,152                         $19,539
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.

(2) Previously paid.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE



     Medical Properties Trust, Inc. has prepared this Amendment No. 7 to the Registration Statement on Form S-11 (File No. 333-119957) for the purpose of filing with the Securities and Exchange Commission certain exhibits to the Registration Statement. Amendment No. 7 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses payable by the Registrant in connection with the issuance and distribution of common stock being registered. All amounts except the SEC registration fee are estimates.

                                                              AMOUNT TO BE PAID
                                                              -----------------
SEC registration fee........................................     $   19,539
NASD Fee....................................................         25,500
NYSE Listing Fees...........................................        205,000
Transfer agent and registrar fees...........................         10,000
Legal fees and expenses.....................................      1,150,000
Accounting fees and expenses................................        575,000
Printing and mailing fees...................................        400,000
Miscellaneous...............................................        609,461
Blue sky fees and expenses..................................          2,500
Total.......................................................      3,000,000

---------------

* To be filed by amendment.

ITEM 32.  SALES TO SPECIAL PARTIES.

     Not applicable.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES.

     On April 6, 2004 and April 7, 2004, we sold in a private placement 21,857,329 shares of common stock to Friedman, Billings, Ramsey & Co., Inc., as initial purchaser, pursuant to the exemptions from registration provided in
Section 4(2) of the Securities Act of 1933, as amended , or the Securities Act, and Rule 506 of Regulation D thereunder. Friedman, Billings, Ramsey & Co., Inc. promptly resold 20,244,426 of these shares to qualified institutional buyers in accordance the resale exemption provided in Rule 144A under the Securities Act and to non-U.S. persons in accordance with the exemption provided in Regulation S under the Securities Act. Friedman, Billings, Ramsey & Co., Inc. paid us a purchase price of $9.30 per share for the shares it purchased and resold the shares that it resold for a price of $10.00 per share.

     Also on April 7, 2004, the Company sold in a concurrent private placement 3,442,671 shares of common stock directly to institutional and individual accredited investors pursuant to the exemptions from registration provided in
Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. These shares were sold for $10.00 per share; however, Friedman, Billings, Ramsey & Co., Inc., which acted as placement agent, received a placement agent fee of $0.70 per share. In addition, we issued 260,954 shares of our common stock on April 7, 2004, to Friedman, Billings, Ramsey & Co., Inc. in a private placement under Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder as payment for financial advisory services.

     Each of the private placements that we made in reliance on the exemptions from registration provided under Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder, as described in the two proceeding paragraphs, did not involve any public offering of the common stock. In addition, each purchaser of privately placed shares provided us with written representations that it was an accredited investor within the meaning of Rule 501(e) of Regulation D, that it was a sophisticated investor and that it had the knowledge and experience necessary to evaluate the risks and merits of the investment in our common stock. In addition, each purchaser of our common stock in the private placements and resales that occurred on April 6 and April 7, 2004 was solicited on a private and confidential basis in a manner not involving any general solicitation or advertising in compliance with Regulation D.

     Pursuant to our 2004 Equity Incentive Plan, we have granted options to purchase a total of 160,000 shares of common stock, and awarded 20,000 deferred stock units, to our current or former independent directors. In addition, on April 25, 2005, we awarded 82,000 shares of restricted common stock to certain of our employees. In granting these options to purchase common stock and deferred stock units and in making these restricted stock awards, we relied upon exemptions from registration set forth in Section 4(2) of the Securities Act and Rule 701 under the Securities Act.

     In August and September 2003, Mr. Aldag, Mr. McLean, Mr. McKenzie and Mr. Hamner, or our founders, were collectively issued 1,630,435 shares of our common stock in exchange for nominal cash consideration. Upon completion of our private placement in April 2004, 1,108,527 shares of common stock held by our senior management were redeemed for nominal value and they now collectively hold 557,908 shares of our common stock, including shares purchased in our April 2004 private placement. We relied upon Section 4(2) of the Securities Act in issuing these shares of common stock to our founders.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     We maintain a directors and officers liability insurance policy. Our charter limits the personal liability of our directors and officers for monetary damages to the fullest extent permitted under current Maryland law, and our charter and bylaws provide that a director or officer shall be indemnified to the fullest extent required or permitted by Maryland law from and against any claim or liability to which such director or officer may become subject by reason of his or her status as a director or officer of our company. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

     - the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

     - the director or officer actually received an improper personal benefit in money, property or services; or

     - with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

     Our stockholders have no personal liability for indemnification payments or other obligations under any indemnification agreements or arrangements. However, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals.

     This provision for indemnification of our directors and officers does not limit a stockholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or to our stockholders, although these equitable remedies may not be effective in some circumstances.

     In addition to any indemnification to which our directors and officers are entitled pursuant to our charter and bylaws and the MGCL, our charter and bylaws provide that we may indemnify other employees and agents to the fullest extent permitted under Maryland law, whether they are serving us or, at our request, any other entity.

     We have entered into indemnification agreements with each of our directors and executive officers, which we refer to in this context as indemnitees. The indemnification agreements provide that we will, to the fullest extent permitted by Maryland law, indemnify and defend each indemnitee against all losses and expenses incurred as a result of his current or past service as our director or officer, or incurred by reason of the fact that, while he was our director or officer, he was serving at our request as a director, officer, partners, trustee, employee or agent of a corporation, partnership, joint venture, trust, other enterprise or employee benefit plan. We have agreed to pay expenses incurred by an indemnitee before the final disposition of a claim provided that he provides us with a written affirmation that he has met the standard of conduct required for indemnification and a written undertaking to repay the amount we pay or reimburse if it is ultimately determined that he has not met the standard of conduct required for indemnification. We are to pay expenses within 20 days of receiving the indemnitee's written request for such an advance. Indemnitees are entitled to select counsel to defend against indemnifiable claims.

     The general effect to investors of any arrangement under which any person who controls us or any of our directors, officers or agents is insured or indemnified against liability is a potential reduction in distributions to our stockholders resulting from our payment of premiums associated with liability insurance.

ITEM 35.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

     None of the proceeds will be credited to an account other than the appropriate capital share account.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS.


     (a) Not applicable.


     (b) Exhibits. The following exhibits are filed as part of this registration statement on Form S-11.


EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
 1.1      Form of Underwriting Agreement
 3.1**    Registrant's Second Articles of Amendment and Restatement
 3.2**    Registrant's Amended and Restated Bylaws
 4.1      Form of Common Stock Certificate
 4.2**    Registration Rights Agreement among Registrant, Friedman,
          Billings, Ramsey & Co., Inc. and certain holders of the
          Registrant's common stock, dated April 7, 2004
 5.1      Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz,
          P.C. with respect to the legality of the shares being
          registered
 8.1      Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz,
          P.C. with respect to certain tax matters
10.1**    First Amended and Restated Agreement of Limited Partnership
          of MPT Operating Partnership, L.P.
10.2      Amended and Restated 2004 Equity Incentive Plan
10.3**    Employment Agreement between the Registrant and Edward K.
          Aldag, Jr., dated September 10, 2003
10.4**    First Amendment to Employment Agreement between the
          Registrant and Edward K. Aldag, Jr., dated March 8, 2004
10.5**    Employment Agreement between the Registrant and Emmett E.
          McLean, dated September 10, 2003
10.6**    Employment Agreement between the Registrant and R. Steven
          Hamner, dated September 10, 2003
10.7**    Amended and Restated Employment Agreement between the
          Registrant and William G. McKenzie, dated September 10, 2003
10.8**    Lease Agreement between MPT West Houston MOB, L.P. and
          Stealth L.P., dated June 17, 2004
10.9**    Lease Agreement between MPT West Houston Hospital, L.P. and
          Stealth L.P., dated June 17, 2004
10.10**   Third Amended and Restated Lease Agreement between 1300
          Campbell Lane, LLC and 1300 Campbell Lane Operating Company,
          LLC, dated December 20, 2004
10.11**   First Amendment to Third Amended and Restated Lease
          Agreement between 1300 Campbell Lane, LLC and 1300 Campbell
          Lane Operating Company, LLC, dated December 31, 2004

EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
10.12**   Second Amended and Restated Lease Agreement between 92 Brick
          Road, LLC and 92 Brick Road, Operating Company, LLC, dated
          December 20, 2004
10.13**   First Amendment to Second Amended and Restated Lease
          Agreement between 92 Brick Road, LLC and 92 Brick Road,
          Operating Company, LLC, dated December 31, 2004
10.14**   Third Amended and Restated Lease Agreement between San
          Joaquin Health Care Associates Limited Partnership and 7173
          North Sharon Avenue Operating Company, LLC, dated December
          20, 2004
10.15**   First Amendment to Third Amended and Restated Lease
          Agreement between San Joaquin Health Care Associates Limited
          Partnership and 7173 North Sharon Avenue Operating Company,
          LLC, dated December 31, 2004
10.16**   Second Amended and Restated Lease Agreement between 8451
          Pearl Street, LLC and 8451 Pearl Street Operating Company,
          LLC, dated December 20, 2004
10.17**   First Amendment Second Amended and Restated Lease Agreement
          between 8451 Pearl Street, LLC and 8451 Pearl Street
          Operating Company, LLC, dated December 31, 2004
10.18**   Second Amended and Restated Lease Agreement between 4499
          Acushnet Avenue, LLC and 4499 Acushnet Avenue Operating
          Company, LLC, dated December 20, 2004
10.19**   First Amendment to Second Amended and Restated Lease
          Agreement between 4499 Acushnet Avenue, LLC and 4499
          Acushnet Avenue Operating Company, LLC, dated December 31,
          2004
10.20**   Third Amended and Restated Lease Agreement between Kentfield
          THCI Holding Company, LLC and 1125 Sir Francis Drake
          Boulevard Operating Company, LLC, dated December 20, 2004
10.21**   First Amendment to Third Amended and Restated Lease
          Agreement between Kentfield THCI Holding Company, LLC and
          1125 Sir Francis Drake Boulevard Operating Company, LLC,
          dated December 31, 2004
10.22**   Loan Agreement between Colonial Bank, N.A., and MPT West
          Houston MOB, L.P., dated December 17, 2004
10.23**   Loan Agreement between Colonial Bank, N.A., and MPT West
          Houston Hospital, L.P., dated December 17, 2004
10.24**   Loan Agreement between Merrill Lynch Capital and 4499
          Acushnet Avenue, LLC, 8451 Pearl Street, LLC, 92 Brick Road,
          LLC, 1300 Campbell Lane, LLC, Kentfield THCI Holding
          Company, LLC and San Joaquin Health Care Associates, LP,
          dated December 31, 2004
10.25**   Payment Guaranty made by the Registrant and MPT Operating
          Partnership, L.P. in favor of Merrill Lynch Capital, dated
          December 31, 2004
10.26**   Purchase Agreement among THCI Company, LLC, THCI of
          California, LLC, THCI of Massachusetts, LLC, THCI Mortgage
          Holding Company, LLC and MPT Operating Partnership, L.P.,
          dated May 20, 2004
10.27**   Purchase and Sale Agreement among MPT Operating Partnership,
          L.P., MPT of Victorville, LLC, Prime A Investments, L.L.C.,
          Desert Valley Health System, Inc., Desert Valley Hospital,
          Inc. and Desert Valley Medical Group, Inc., dated February
          28, 2005
10.28**   Lease Agreement between MPT of Victorville, LLC and Desert
          Valley Hospital, Inc., dated February 28, 2005
10.29**   Purchase and Sale Agreement among MPT Operating Partnership,
          L.P., MPT of Bucks County Hospital, L.P., Bucks County
          Oncoplastic Institute, LLC, Jerome S. Tannenbaum, M.D., M.
          Stephen Harrison and DSI Facility Development, LLC, dated
          March 3, 2005
10.30**   Employment Agreement between the Registrant and Michael G.
          Stewart, dated April 28, 2005
10.31**   Letter of Commitment between MPT Operating Partnership, L.P.
          and Monroe Hospital Operating Hospital, dated February 28,
          2005
10.32**   Letter of Commitment between MPT Operating Partnership,
          L.P., Covington Healthcare Properties, LLC and Denham
          Springs Healthcare Properties, LLC, dated March 14, 2005
10.33**   Letter of Commitment between MPT Operating Partnership, L.P.
          and North Cypress Medical Center Operating Partnership,
          Ltd., dated March 16, 2005

EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
10.34**   Letter of Commitment between MPT Operating Partnership,
          L.P., Hammond Healthcare Properties, LLC and Hammond
          Rehabilitation Hospital, LLC, dated April 1, 2005
10.35**   Letter of Commitment between MPT Operating Partnership, L.P.
          and Diversified Specialty Institutes, Inc., dated March 3,
          2005
10.36**   Amendment to Letter of Commitment between MPT Operating
          Partnership, L.P. and Diversified Specialty Institutes,
          Inc., dated March 31, 2005
10.37**   Letter of Commitment between MPT Operating Partnership,
          L.P., MPT of Victorville, LLC and Desert Valley Hospital,
          Inc., dated February 28, 2005
10.38**   Amendment to Purchase and Sale Agreement among MPT Operating
          Partnership, L.P., MPT of Bucks County Hospital, L.P., Bucks
          County Oncoplastic Institute, LLC, DSI Facility Development,
          LLC, Jerome S. Tannenbaum, M.D., M. Stephen Harrison and G.
          Patrick Maxwell, M.D., dated April 29, 2005
10.39**   Sublease Agreement between MPT of North Cypress, L.P. and
          North Cypress Medical Center Operating Company, Ltd., dated as of June 1, 2005
10.40**   Net Ground Lease between North Cypress Property Holdings,
          Ltd. and MPT of North Cypress, L.P., dated as of June 1,
          2005
10.41**   Purchase and Sale Agreement between MPT of North Cypress,
          L.P. and North Cypress Medical Center Operating Company,
          Ltd., dated as of June 1, 2005
10.42**   Contract for Purchase and Sale of Real Property between
          North Cypress Property Holdings, Ltd. and MPT of North
          Cypress, L.P., dated as of June 1, 2005
10.43**   Lease Agreement between MPT of North Cypress, L.P. and North
          Cypress Medical Center Operating Company, Ltd., dated as of
          June 1, 2005
10.44**   Net Ground Lease between Northern Healthcare Land Ventures,
          Ltd. and MPT of North Cypress, L.P., dated as of June 1,
          2005
10.45**   Amendment to the First Amended and Restated Agreement of
          Limited Partnership of MPT Operating Partnership, L.P.
10.46**   Construction Loan Agreement between North Cypress Medical
          Center Operating Company, Ltd. and MPT Finance Company, LLC,
          dated June 1, 2005
10.47**   Purchase, Sale and Loan Agreement among MPT Operating
          Partnership, L.P., MPT of Covington, LLC, MPT of Denham
          Springs, LLC, Covington Healthcare Properties, L.L.C.,
          Denham Springs Healthcare Properties, L.L.C., Gulf States
          Long Term Acute Care of Covington, L.L.C. and Gulf States
          Long Term Acute Care of Denham Springs, L.L.C., dated June
          9, 2005
10.48**   Lease Agreement between MPT of Covington, LLC and Gulf
          States Long Term Acute Care of Covington, L.L.C., dated June
          9, 2005
10.49**   Promissory Note made by Denham Springs Healthcare
          Properties, L.L.C. in favor of MPT of Denham Springs, LLC, dated June 9, 2005
10.50     Purchase and Sale Agreement among MPT Operating Partnership,
          L.P., MPT of Redding, LLC, Vibra Healthcare, LLC and
          Northern California Rehabilitation Hospital, LLC, dated June
          30, 2005
10.51     Lease Agreement between Northern California Rehabilitation
          Hospital, LLC and MPT of Redding, LLC, dated June 30, 2005
10.52     Ground Lease Agreement between National Medical Specialty
          Hospital of Redding, Inc. and Guardian Postacute Services,
          Inc., dated November 14, 1997
10.53     Ground Lease Agreement between West Jersey Health System and
          West Jersey/Mediplex Rehabilitation Limited Partnership,
          dated July 15, 1993
10.54     Amendment No. 1 to Ground Lease Agreement between National
          Medical Specialty Hospital of Redding, Inc. and Ocadian Care
          Centers, Inc., dated November 29, 2001
10.55     Form of Indemnification Agreement between the Registrant and executive officers and directors
21.1      Subsidiaries of the Registrant

EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
23.1**    Consent of KPMG LLP
23.2**    Consent of Parente Randolph, LLC
23.3      Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz,
          P.C. (included in Exhibits 5.1 and 8.1)
24.1**    Power of Attorney, included on signature page of the
          Registrant's Form S-11 filed with the Commission on October
          26, 2004
24.2**    Power of Attorney, included on signature page of Amendment
          No. 3 to the Registrant's Form S-11 filed with the
          Commission on May 13, 2005


---------------


** Previously filed.


ITEM 37.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby further undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, Alabama on July 5, 2005.


                                          MEDICAL PROPERTIES TRUST, INC.

                                          By:     /s/ R. STEVEN HAMNER
                                            ------------------------------------
                                                      R. Steven Hamner
                                                 Executive Vice President,
                                            Chief Financial Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates listed.


              SIGNATURE                                 TITLE                      DATE
              ---------                                 -----                      ----

                  *                       Chairman of the Board, President     July 5, 2005
--------------------------------------       and Chief Executive Officer
         Edward K. Aldag, Jr.


         /s/ R. STEVEN HAMNER              Executive Vice President, Chief     July 5, 2005
--------------------------------------     Financial Officer and Director
           R. Steven Hamner


                  *                                                            July 5, 2005
--------------------------------------                Director
          Virginia A. Clarke


                  *                                                            July 5, 2005
--------------------------------------                Director
           G. Steven Dawson


                  *                                                            July 5, 2005
--------------------------------------                Director
           Bryan L. Goolsby


                  *                                                            July 5, 2005
--------------------------------------                Director
       Robert E. Holmes, Ph.D.


                  *                                                            July 5, 2005
--------------------------------------       Vice Chairman of the Board
         William G. McKenzie

                  *                                                            July 5, 2005
--------------------------------------                Director
          L. Glenn Orr, Jr.


 *By:        /s/ R. STEVEN HAMNER                                              July 5, 2005
        ------------------------------
               R. Steven Hamner
               Attorney-in-Fact

EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
 1.1      Form of Underwriting Agreement
 3.1**    Registrant's Second Articles of Amendment and Restatement
 3.2**    Registrant's Amended and Restated Bylaws
 4.1      Form of Common Stock Certificate
 4.2**    Registration Rights Agreement among Registrant, Friedman,
          Billings, Ramsey & Co., Inc. and certain holders of the
          Registrant's common stock, dated April 7, 2004
 5.1      Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz,
          P.C. with respect to the legality of the shares being
          registered
 8.1      Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz,
          P.C. with respect to certain tax matters
10.1**    First Amended and Restated Agreement of Limited Partnership
          of MPT Operating Partnership, L.P.
10.2      Amended and Restated 2004 Equity Incentive Plan
10.3**    Employment Agreement between the Registrant and Edward K.
          Aldag, Jr., dated September 10, 2003
10.4**    First Amendment to Employment Agreement between the
          Registrant and Edward K. Aldag, Jr., dated March 8, 2004
10.5**    Employment Agreement between the Registrant and Emmett E.
          McLean, dated September 10, 2003
10.6**    Employment Agreement between the Registrant and R. Steven
          Hamner, dated September 10, 2003
10.7**    Amended and Restated Employment Agreement between the
          Registrant and William G. McKenzie, dated September 10, 2003
10.8**    Lease Agreement between MPT West Houston MOB, L.P. and
          Stealth L.P., dated June 17, 2004
10.9**    Lease Agreement between MPT West Houston Hospital, L.P. and
          Stealth L.P., dated June 17, 2004
10.10**   Third Amended and Restated Lease Agreement between 1300
          Campbell Lane, LLC and 1300 Campbell Lane Operating Company,
          LLC, dated December 20, 2004
10.11**   First Amendment to Third Amended and Restated Lease
          Agreement between 1300 Campbell Lane, LLC and 1300 Campbell
          Lane Operating Company, LLC, dated December 31, 2004
10.12**   Second Amended and Restated Lease Agreement between 92 Brick
          Road, LLC and 92 Brick Road, Operating Company, LLC, dated
          December 20, 2004
10.13**   First Amendment to Second Amended and Restated Lease
          Agreement between 92 Brick Road, LLC and 92 Brick Road,
          Operating Company, LLC, dated December 31, 2004
10.14**   Third Amended and Restated Lease Agreement between San
          Joaquin Health Care Associates Limited Partnership and 7173
          North Sharon Avenue Operating Company, LLC, dated December
          20, 2004
10.15**   First Amendment to Third Amended and Restated Lease
          Agreement between San Joaquin Health Care Associates Limited
          Partnership and 7173 North Sharon Avenue Operating Company,
          LLC, dated December 31, 2004
10.16**   Second Amended and Restated Lease Agreement between 8451
          Pearl Street, LLC and 8451 Pearl Street Operating Company,
          LLC, dated December 20, 2004
10.17**   First Amendment to Second Amended and Restated Lease
          Agreement between 8451 Pearl Street, LLC and 8451 Pearl
          Street Operating Company, LLC, dated December 31, 2004
10.18**   Second Amended and Restated Lease Agreement between 4499
          Acushnet Avenue, LLC and 4499 Acushnet Avenue Operating
          Company, LLC, dated December 20, 2004
10.19**   First Amendment to Second Amended and Restated Lease
          Agreement between 4499 Acushnet Avenue, LLC and 4499
          Acushnet Avenue Operating Company, LLC, dated December 31,
          2004
10.20**   Third Amended and Restated Lease Agreement between Kentfield
          THCI Holding Company, LLC and 1125 Sir Francis Drake
          Boulevard Operating Company, LLC, dated December 20, 2004

EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
10.21**   First Amendment to Third Amended and Restated Lease
          Agreement between Kentfield THCI Holding Company, LLC and
          1125 Sir Francis Drake Boulevard Operating Company, LLC,
          dated December 31, 2004
10.22**   Loan Agreement between Colonial Bank, N.A., and MPT West
          Houston MOB, L.P., dated December 17, 2004
10.23**   Loan Agreement between Colonial Bank, N.A., and MPT West
          Houston Hospital, L.P., dated December 17, 2004
10.24**   Loan Agreement between Merrill Lynch Capital and 4499
          Acushnet Avenue, LLC, 8451 Pearl Street, LLC, 92 Brick Road,
          LLC, 1300 Campbell Lane, LLC, Kentfield THCI Holding
          Company, LLC and San Joaquin Health Care Associates, LP,
          dated December 31, 2004
10.25**   Payment Guaranty made by the Registrant and MPT Operating
          Partnership, L.P. in favor of Merrill Lynch Capital, dated
          December 31, 2004
10.26**   Purchase Agreement among THCI Company, LLC, THCI of
          California, LLC, THCI of Massachusetts, LLC, THCI Mortgage
          Holding Company, LLC and MPT Operating Partnership, L.P.,
          dated May 20, 2004
10.27**   Purchase and Sale Agreement among MPT Operating Partnership,
          L.P., MPT of Victorville, LLC, Prime A Investments, L.L.C.,
          Desert Valley Health System, Inc., Desert Valley Hospital,
          Inc. and Desert Valley Medical Group, Inc., dated February
          28, 2005
10.28**   Lease Agreement between MPT of Victorville, LLC and Desert
          Valley Hospital, Inc., dated February 28, 2005
10.29**   Purchase and Sale Agreement among MPT Operating Partnership,
          L.P., MPT of Bucks County Hospital, L.P., Bucks County
          Oncoplastic Institute, LLC, Jerome S. Tannenbaum, M.D., M.
          Stephen Harrison and DSI Facility Development, LLC, dated
          March 3, 2005
10.30**   Employment Agreement between the Registrant and Michael G.
          Stewart, dated April 28, 2005
10.31**   Letter of Commitment between MPT Operating Partnership, L.P.
          and Monroe Hospital Operating Hospital, dated February 28,
          2005
10.32**   Letter of Commitment between MPT Operating Partnership,
          L.P., Covington Healthcare Properties, LLC and Denham
          Springs Healthcare Properties, LLC, dated March 14, 2005
10.33**   Letter of Commitment between MPT Operating Partnership, L.P.
          and North Cypress Medical Center Operating Partnership,
          Ltd., dated March 16, 2005
10.34**   Letter of Commitment between MPT Operating Partnership,
          L.P., Hammond Healthcare Properties, LLC and Hammond
          Rehabilitation Hospital, LLC, dated April 1, 2005
10.35**   Letter of Commitment between MPT Operating Partnership, L.P.
          and Diversified Specialty Institutes, Inc., dated March 3,
          2005
10.36**   Amendment to Letter of Commitment between MPT Operating
          Partnership, L.P. and Diversified Specialty Institutes,
          Inc., dated March 31, 2005
10.37**   Letter of Commitment between MPT Operating Partnership,
          L.P., MPT of Victorville, LLC and Desert Valley Hospital,
          Inc., dated February 28, 2005
10.38**   Amendment to Purchase and Sale Agreement among MPT Operating
          Partnership, L.P., MPT of Bucks County Hospital, L.P., Bucks
          County Oncoplastic Institute, LLC, DSI Facility Development,
          LLC, Jerome S. Tannenbaum, M.D., M. Stephen Harrison and G.
          Patrick Maxwell, M.D., dated April 29, 2005
10.39**   Sublease Agreement between MPT of North Cypress, L.P. and
          North Cypress Medical Center Operating Company, Ltd., dated as of June 1, 2005
10.40**   Net Ground Lease between North Cypress Property Holdings,
          Ltd. and MPT of North Cypress, L.P., dated as of June 1,
          2005
10.41**   Purchase and Sale Agreement between MPT of North Cypress,
          L.P. and North Cypress Medical Center Operating Company,
          Ltd., dated as of June 1, 2005
10.42**   Contract for Purchase and Sale of Real Property between
          North Cypress Property Holdings, Ltd. and MPT of North
          Cypress, L.P., dated as of June 1, 2005

EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
10.43**   Lease Agreement between MPT of North Cypress, L.P. and North
          Cypress Medical Center Operating Company, Ltd., dated as of
          June 1, 2005
10.44**   Net Ground Lease between Northern Healthcare Land Ventures,
          Ltd. and MPT of North Cypress, L.P., dated as of June 1,
          2005
10.45**   Amendment to the First Amended and Restated Agreement of
          Limited Partnership of MPT Operating Partnership, L.P.
10.46**   Construction Loan Agreement between North Cypress Medical
          Center Operating Company, Ltd. and MPT Finance Company, LLC,
          dated June 1, 2005
10.47**   Purchase, Sale and Loan Agreement among MPT Operating
          Partnership, L.P., MPT of Covington, LLC, MPT of Denham
          Springs, LLC, Covington Healthcare Properties, L.L.C.,
          Denham Springs Healthcare Properties, L.L.C., Gulf States
          Long Term Acute Care of Covington, L.L.C. and Gulf States
          Long Term Acute Care of Denham Springs, L.L.C., dated June
          9, 2005
10.48**   Lease Agreement between MPT of Covington, LLC and Gulf
          States Long Term Acute Care of Covington, L.L.C., dated June
          9, 2005
10.49**   Promissory Note made by Denham Springs Healthcare
          Properties, L.L.C. in favor of MPT of Denham Springs, LLC, dated June 9, 2005
10.50     Purchase and Sale Agreement among MPT Operating Partnership,
          L.P., MPT of Redding, LLC, Vibra Healthcare, LLC and
          Northern California Rehabilitation Hospital, LLC, dated June
          30, 2005
10.51     Lease Agreement between Northern California Rehabilitation
          Hospital, LLC and MPT of Redding, LLC, dated June 30, 2005
10.52     Ground Lease Agreement between National Medical Specialty
          Hospital of Redding, Inc. and Guardian Postacute Services,
          Inc., dated November 14, 1997
10.53     Ground Lease Agreement between West Jersey Health System and
          West Jersey/Mediplex Rehabilitation Limited Partnership,
          dated July 15, 1993
10.54     Amendment No. 1 to Ground Lease Agreement between National
          Medical Specialty Hospital of Redding, Inc. and Ocadian Care
          Centers, Inc., dated November 29, 2001
10.55     Form of Indemnification Agreement between the Registrant and executive officers and directors
21.1      Subsidiaries of the Registrant
23.1**    Consent of KPMG LLP
23.2**    Consent of Parente Randolph, LLC
23.3      Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz,
          P.C. (included in Exhibits 5.1 and 8.1)
24.1**    Power of Attorney, included on signature page of the
          Registrant's Form S-11 filed with the Commission on October
          26, 2004
24.2**    Power of Attorney included on signature page of Amendment
          No. 3 to the Registrant's Form S-11 filed with the
          Commission on May 13, 2005


---------------


** Previously filed.